UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2023

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3406 SW 26th Terrace, Suite C-1
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 17, 2023, Flora Growth Corp., a corporation under the laws of the Province of Ontario ("Flora" or the "Company") and Lifeist Wellness Inc. ("Lifeist") entered into a Sale and Purchase Agreement (the "Purchase Agreement") pursuant to which Flora will acquire all the issued and outstanding common shares (the "AV Common Shares") of Australian Vaporizers Pty Ltd. ("AV"), an online retailer of vaporizers, hardware, and accessories in Australia.

Under the terms of the Purchase Agreement, Flora will acquire 100% of the issued and outstanding AV Common Shares in exchange for the issuance to Lifeist of an aggregate maximum of 600,676 common shares in the capital of Flora (the "Flora Shares"), valued at $1.7 million based on the closing price of Flora's common shares on September 15, 2023, subject to a reduction based on the cash, inventory and inventory deposits, and working capital positions of AV on the date of closing.

The Agreement contains customary representations, warranties and covenants made by each of the parties. Completion of the transaction is subject to customary closing conditions, including, among others, (i) the delivery of non-competition agreements by Lifeist, (ii) the entry into an employment agreement with a certain key employee of AV, (iii) the subject to certain materiality exceptions, the accuracy of certain representations and warranties of Lifeist contained in the Agreement and the compliance in all material respects by each party with the covenants contained in the Agreement, and (iv) the absence of a material adverse effect with respect to AV. Closing of the transaction is anticipated to occur in the Company's fourth quarter of fiscal 2023, although there can be no assurance the transaction will occur within the expected timeframe or at all.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed by an amendment to this Current Report on Form 8-K and incorporated by reference herein

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 with respect to the Flora Shares that will be issued to Lifeist at the closing of the transaction. The Company intends to issue the Flora Shares described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On September 18, the Company issued a press release announcing the execution of the Agreement. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibits hereto includes forward-looking statements. These forward-looking statements, which include statements regarding the anticipated benefits of the acquisition, the expected timing of the closing of the acquisition, risks relating to the Company's integration of the acquired business; risks relating to the possibility that the acquisition does not close when expected or at all because any conditions to the closing are not satisfied on a timely basis or at all; and other risks described in the Company's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Share and Purchase Agreement, dated September 17, 2023, by and between Flora Growth Corp. and Lifeist Wellness Inc.
99.2	Press Release of Flora Growth Corp., dated September 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: September 18, 2023	By:	/s/ Clifford Starke
	Name:	Clifford Starke
	Title:	Chief Executive Officer